                                                                    EXHIBIT 10.6

                             GAS SERVICE AGREEMENT

     THIS GAS SERVICE AGREEMENT (the "Agreement") is made and entered into this 31st day of December, 1998 by and between AMERICAN CITIGAS COMPANY, a Nevada corporation (hereinafter referred to as "Company"), and ATP ENERGY, INC., a Texas corporation (hereinafter referred to as "Customer").

                                  WITNESSETH:

     That in consideration of the mutual benefits accruing and to accrue by virtue of this Agreement, the parties do hereby agree and covenant as follows:

     1. This Agreement shall be for an original term of ten (10) years from the first day of the month next succeeding that month in which gas commences to flow to Customer and thereafter shall renew from year to year. This Agreement may be terminated effective at the expiration of the original term or any yearly renewal thereof, by either party giving the other party not less than six (6) months written notice.

     2. The Gas to be furnished hereunder shall be delivered at the following described Point(s) of Delivery:

     a) inlet side of pipeline meter of Sabine Pipeline's meter at tailgate of Texaco's plant at Henry Hub, Louisiana or

     b) any mutually agreeable delivery point.

     3. Customer agrees to purchase, take and pay for one hundred percent (100%) of the Daily Contract Quantities ("DCQ") subject to the terms herein. Company agrees to sell and tender delivery of the Daily Contract Quantities subject to the terms herein. The Daily Contract Quantity shall be nine thousand (9,000) mmBtu of Gas per day during the first year of the term of this Agreement and five thousand (5,000) mmBtu of Gas per day during the balance of the term. Customer may take in excess of the Daily Contract Quantities if advance approval by Company is obtained.

     4. The Gas furnished herein is in accordance with Appendix A attached hereto and made a part hereof and in accordance with the additional terms and conditions set forth in Appendix B attached hereto and made a part hereof.

     IN WITNESS WHEREOF; the parties hereto have subscribed their names on the day and year first above written.

                                        "Customer"

WITNESS:                                ATP ENERGY, INC.
                                        a Texas corporation


/s/ Albert Reese Jr.                    /s/ T. Paul Bulmahn
-------------------------               ----------------------------
                                        T. Paul Bulmahn
/s/ Peggy N. Shaddix                    President
-------------------------

                                        "Company"

WITNESS:                                AMERICAN CITIGAS COMPANY,
                                        a Nevada corporation

-------------------------               By: -------------------------
                                            Robert S. Silverthorn
-------------------------                   President

     IN WITNESS WHEREOF; the parties hereto have subscribed their names on the day and year first above written.

                                        "Customer"

WITNESS:                                ATP ENERGY, INC.
                                        a Texas corporation

/s/ Albert Reese, Jr.                   By: /s/ T. Paul Bulmahn
----------------------------            -----------------------------
                                        T. Paul Bulmahn
/s/ Peggy M. Shaddix                    President
----------------------------

                                        "Company"

WITNESS:                                AMERICAN CITIGAS COMPANY,
                                        a Nevada corporation

/s/ [signature]                         By: /s/ Robert S. Silverthorn
----------------------------            -----------------------------
                                        Robert S. Silverthorn
/s/ [signature]                         President
----------------------------

STATE OF NEVADA   )
                     SS:
COUNTY OF CLARK   )

On this 31st day of December, 1998, personally appeared Robert S. Silverthorn before me a Notary Public, who acknowledged that he executed the within instrument freely and voluntarily.

/s/ BERYL HAYAT                         Notary Public-State of Nevada
---------------------------             County of Clark
OFFICIAL HAND AND SEAL:                 BERYL HAYAT
                                        My Appointment Expires
                                        October 3, 2001

                                  APPENDIX A

     Attached to and made a part of Gas Service Agreement (the "Agreement") dated 31st day of December, 1998 between AMERICAN CITIGAS COMPANY ("Company") and ATP ENERGY, INC. ("Customer").

                       Section 1. AVAILABILITY AND RATE

1.1 AVAILABILITY

     The sale and delivery of Gas by Company under the Agreement is subject to economic availability of supply and transportation. Customer acknowledges that supply and transportation may be procured from others and will be subject to curtailment or interruption. Notwithstanding provisions of the Agreement or its appendices to the contrary, Company may interrupt its performance at any time for any reason whether or not caused by Force Majeure, with no liability except it shall be responsible for any Imbalance Charges as set forth in Section 4.1, Appendix B related to its interruption after a nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

1.2 RATE

     The base charge for recorded consumption of Gas at the point of delivery in any month is as follows:

     Four hundred fifty cents (450 cents) per mmBtu.

                     Section 2. ADJUSTMENT FOR COST OF GAS

2.1 (a) The base charge in Section 1.2 hereof shall be adjusted automatically on a monthly basis (the "Adjusted Base Charge") cent for cent (unrounded) to the extent the average daily midpoint price of gas for the month of delivery at Henry Hub, Louisiana as published in the Regional Price Sampler of Gas Daily is greater than or less than the average daily midpoint price of gas for September, 1998 at Henry Hub, Louisiana as published in the October, 1998 Regional Price Sampler of Gas Daily. For example, the base charge for gas deliveries in January, 1999 shall be adjusted to the extent (a) the average daily midpoint price of gas for January, 1999 at Henry Hub, Louisiana as published in the Regional Price Sampler in February, 1999 is (b) greater than or less than the average daily midpoint price of gas for September, 1998 at Henry Hub, Louisiana. In the event the average daily midpoint price of gas is no longer published by Gas Daily then the parties shall negotiate in good faith to identify and use a similar price index.

                                  Appendix A
                                   Page A-1

     (b) To the price determined for each month under Section 1.2 herein shall be added any new or increased taxes, fees or charges, except income taxes, whether measured by or imposed upon the production, severance, gathering, transportation, metering, delivery, purchase or sale of gas that may be levied or charged after the date first above written against the Company either directly or indirectly by duly constituted governmental authorities having jurisdiction therof; and (2) any new or increased costs due to transportation tariff rates, charges or provisions imposed after the date first above written which have been approved by duly constituted governmental authorities having jurisdiction thereof that may be allocated to the gas sold and delivered hereunder; such costs to be allocated on the basis of the weighted average cost of gas.

                    Section 3. PREMIUM PAYMENT TRANSACTION

3.1 Simultaneously with the execution hereof, the Company shall deliver the following to Customer (collectively, the "Premium Payment"):

    (i) $6,000,000.00 (the "Initial Payment") in immediately available funds to be paid by wire transfer; and

    (ii) $33,600,000.00 payable in 120 monthly installments bearing interest at 6.0% per annum to be evidenced by a Non-Negotiable Promissory Note to be in form and content mutually agreeable to the parties hereto (the "Promissory Note") which is incorporated by reference herein.

3.2 $2,000,000.00 of the Premium Payment shall be deemed earned by Customer upon the execution of this Agreement.

3.3 Customer herby represents and warrants that Customer is a wholly owned subsidiary of ATP Oil & Gas Corporation, a Texas corporation ("ATP Oil"). Simultaneous with the execution hereof, ATP Oil shall execute and deliver to Company an irrevocable Guaranty Agreement guaranteeing Customer's obligations under this Agreement and any security agreements all to be in form and content acceptable to Company.

                            Section 4. CURTAILMENT

4.1 Whenever, in Company's opinion, it is necessary to curtail deliveries on all or part of Company's system, service to customers on this rate schedule in the areas affected shall be immediately reduced or totally discontinued to all customers on a prorated basis. To the extent Company fails to tender delivery of the DCQ on any day for any reason, Customer shall remain obligated to pay an amount equal to the difference between the then Adjusted Base Charge and the then Fair Market Price (defined in Appendix B) for such undelivered quantity which shall be payable when it would have been due if such gas had been delivered. Company shall have the right to subsequently overdeliver to make up for such under delivery(ies). Such make up over deliveries may extend up to twelve (12) calendar months beyond the termination of the Agreement. Customer will

                                  Appendix A
                                   Page A-2
receive a credit against payment for such overdeliveries to the extent of payments made by Customer pursuant to the previous provisions of this Section 4.1.

                 Section 5. MISCELLANEOUS TERMS AND CONDITIONS

5.1 MEASUREMENT

     The parties agree that the measurement of Gas purchased hereunder shall be performed in accordance with the established procedures by the Transporter. BTU and volume measurements shall be made in accordance with the provisions of such pipeline's then effective F.E.R.C. Gas Tariff, or in the event such pipeline is not subject to F.E.R.C. regulation, the applicable gas transportation regulations or contract provisions of such pipeline.



                               End of Appendix A

                                  Appendix A
                                   Page A-3

                                  APPENDIX B

                        ADDITIONAL TERMS AND CONDITIONS

     Attached hereto and made a party of Gas Service Agreement dated the 31st day of December, 1998, between AMERICAN CITIGAS COMPANY ("Company") and ATP ENERGY, INC. ("Customer").

                          1. PURPOSES AND PROCEDURES

1.1 The parties desire to set forth certain terms and conditions applicable to the Transaction(s) contemplated by the Agreement.

                                2. DEFINITIONS

2.1 "EFP" shall mean the purchase, sale or exchange of Gas as the "physical" side of an exchange for physical Transaction involving gas Futures Contracts.

2.2 "Business Day" shall mean any day except Saturday, Sunday, or Federal Reserve Bank holidays.

2.3 "Day" shall mean the period of time defined as "day" or "daily" in the effective tariff or other operating rules, policies or procedures of the Transporter applicable to transportation service.

2.4 "Delivery Point(s)" shall mean the point(s) at which title to the Gas, possession and risk of loss transfers from Company to Customer.

2.5 "Eligible Collateral" shall mean (i) cash, or (ii) a Letter of Credit from a financial institution acceptable by the Beneficiary Party (defined below), or
(iii) acceptable cash equivalents subject to a security interest.

2.6 "Fair Market Price" shall mean the midpoint price of gas for the day at Henry Hub, Louisiana as published in Gas Daily. In the event the midpoint price of gas is no longer published by Gas Daily then the parties shall negotiate in good faith to identify and use a similar price index.

2.7 "Force Majeure" shall mean any event beyond the reasonable control of the party in question which prevents, in whole or in part, that party's performance of obligations.

2.8 "Futures Contract" shall mean the standardized contract for the purchase or sale of Gas that is traded for future delivery under the applicable trading board's regulations.

2.9 "Gas" shall mean and include all vapor phase hydrocarbons and gaseous substances consisting primarily of methane.

                                  Appendix B
                                   Page B-1

2.10 "Imbalance Charges" shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter's balance and/or nomination requirements.

2.11 "Material Adverse Change" shall mean that Customer and its consolidated subsidiaries and parent shall have Total Assets below $50,000,000.00 or a consolidated Net Worth below $20,000,000.00.

2.12 "Minimum Delivery Amount" shall mean as (i) with respect to Company $100,000.00 and (ii) with respect to Customer $100,000.00.

2.13 "Month" shall mean the period of time defined as "month" in the effective tariff or other operating rules, policies or procedures of the Transporter applicable to transportation service.

2.14 "mmBtu" shall mean the unit of measurement for payment purposes expressed as one million (1,000,000) BTU, measured on a dry basis.

2.15 "Net Worth" shall mean Total Assets (exclusive of intangible assets, deferred tax benefits, and intercompany notes receivable), minus total liabilities, each as would be reflected on a balance sheet of the subject party prepared in accordance with Generally Accepted Accounting Principles ("GAAP").

2.16 "NYMEX" shall mean the New York Mercantile Exchange.

2.17 "Pledgor" shall mean Customer, if it (i) receives a demand for or is required to provide Eligible Collateral or (ii) has provided Eligible Collateral.

2.18 "Point of Delivery" shall have the same meaning as Delivery Point(s); however, specified as in the Agreement.

2.19 "Primary in-path" shall mean firm transportation service obtained directly from the respective Transporter. This term specifically excludes "secondary" and/or "released" firm transportation, as those terms are commonly used in the natural gas industry.

2.20 "Tax" shall mean any tax levied, assessed or claimed to be due by any Federal, State, County, Tribal, or Municipal Government or any other governmental agency having jurisdiction to do so.

2.21 "Termination Payment Threshold" shall mean (i) with respect to the Company $250,000.00 and (ii) with respect to Customer $250,000.00.

2.22 "Total Assets" means total assets (exclusive of intangible assets, deferred tax benefits, and intercompany notes receivables), including deferred income based on income tax return.

2.23 "Transaction" shall mean a particular, specifically agreed-to purchase or sale of Gas for delivery or receipt to be performed under the Agreement and all obligations related thereto including, without limitation, the transaction contemplated in Appendix A and the Promissory Note.

2.24 "Transporter" shall mean the pipeline(s) or gathering line(s) designated by the Company to deliver Gas to the Delivery Point(s).

                                  Appendix B
                                   Page B-2

                           3. QUANTITY AND DELIVERY

3.1 Company shall notify Customer of its nomination(s), from time to time, with prior notice of at least twenty-four (24) hours and/or within the Transporter's pipeline's deadline date for making changes in nominations to be effective the next Day at 7:00 a.m. Customer shall be responsible for compliance with the effective nominations given within the Transporter's pipeline's deadline date for changes.

                        4. TRANSPORTATION AND IMBALANCE

4.1 Company shall be responsible for all arrangements necessary to deliver Gas sold hereunder to the Delivery Point(s) and Customer shall be responsible for all arrangements necessary to receive Gas at the Delivery Point(s). In the event Company delivers more or less than the DCQ, and as a result thereof, Customer is assessed imbalance penalties, fees, or charges, Company shall reimburse Customer for same within ten (10) days of Company's receipt of Customer's invoice therefor. In the event Customer takes delivery of more or less than the DCQ, and as a result thereof, Company is assessed imbalance penalties, fees, or charges, Customer shall reimburse Company for same within ten (10) days of Customer's receipt of Company's invoice therefor.

                               5. DELIVERY POINT

5.1 The Delivery Point(s) for all Gas delivered hereunder shall be set out in the Agreement. All rights, title, interest and risk of loss to all Gas purchased hereunder shall pass to Customer upon the receipt of such Gas by Customer or Customer's designee at the Delivery Point(s). Company shall have possession of the Gas and shall arrange for all necessary transportation of the Gas from Company's source(s) of such Gas to the Delivery Point(s).

                                   6. PRICE

6.1 Customer shall pay Company, for all quantities of Gas delivered for Customer's account hereunder, the price per mmBtu set forth in Appendix A of the Agreement. Such price will be inclusive of all royalties, taxes, transportation charges, expenses and costs applicable to the Gas prior to receipt by Customer at the Delivery Point(s). In the event Customer should be required, by the laws of any governmental body having jurisdiction hereunder, to pay any such costs or charges for which Company is liable, then Customer shall have the right to reduce the amount payable hereunder by an amount equal to such costs or charges. In the event Company should be required, by the laws of any governmental body having jurisdiction hereunder, to pay any such costs or charges for which Customer is liable, then Customer shall reimburse Company for same within ten
(10) days of Customer's receipt of Company's invoice therefor.

6.2 Company may offer a temporary user allowance ("TUA") as a discount on the price of gas provided for in the Agreement.

                                  Appendix B
                                   Page B-3

                             7. FAILURE TO PERFORM

7.1 If on any Day, Customer fails to accept tender of delivery of the DCQ, Company shall have the right to sell to a third party purchaser during the then current Month the difference between the quantity actually accepted by Customer on such Day and such DCQ. Company shall be entitled to reimbursement from Customer for an amount calculated by multiplying the quantity of Gas not purchased times the difference between:

     (i) The then Adjusted Base Charge provided in Section 2.1(a), Appendix A, less

    (ii) The then Fair Market Price adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s). Any payments due Company by Customer under this paragraph shall be made in the Month following the Month Company sells such Gas to a third party purchaser; provided, however, Company first provides Customer with information and documentation supporting Company's claim for reimbursement.

7.2 If on any Day, Company fails to tender delivery of the DCQ, Customer shall have the right to purchase from a third party supplier during the then current Month the difference between the amount actually delivered by Company on such Day and such DCQ. Customer shall be entitled to recover from Company an amount calculated by multiplying the quantity of Gas not delivered times the difference between:

     (i) The then Adjusted Base Charge; and

    (ii) The then Fair Market Price adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s). Any reduction in the payment due to Company shall be made in the Month following the Month in which the failure to deliver Customer's nominated quantity occurred; provided, however, Customer shall first provide Company with information and documentation supporting the reduction.

                     8. DEFAULT, REMEDIES, AND TERMINATION

8.1 If a Triggering Event, as defined in Section 8.2 below, occurs with respect to either party at any time during the term of the Agreement, the other party (the "Notifying Party") may (i) upon two (2) Business Days written notice to the first party (the "Affected Party"), which notice shall be given no later than sixty (60) days after the discovery of the occurrence of the Triggering Event, establish a date on which any or all Transactions pursuant to the Agreement will terminate ("Early Termination Date"), and (ii) withhold any payments due in respect of such Transactions; provided, upon the occurrence of any Triggering Event listed in item (iv) of Section 8.2 as it may apply to any party, the Agreement shall automatically terminate, without notice, as if an Early Termination Date had been immediately declared. If an Early Termination Date occurs, the Notifying Party shall in good faith calculate its damages, including its associated costs and attorneys' fees, resulting from the termination of the terminated Transactions (the "Termination Payment").

The Termination Payment will be determined by: (i) comparing the value of (a) the remaining term, quantities and prices and any loan payments under each such Transaction had it not been terminated to (b) the equivalent quantities and relevant market prices for the remaining term either quoted by a bona fide third party offer, or which are reasonably expected to be available in the market under a replacement contract for each such Transaction; and (ii) ascertaining the associated costs and attorney's fees. To

                                  Appendix B
                                   Page B-4
ascertain the market prices of a replacement contract the Notifying Party may consider, among other valuations, including but not limited to, any or all of the settlement prices of NYMEX (or applicable futures trading board) gas Futures Contracts, quotations from leading dealers in Gas swap contracts and other bona fide third party offers, all adjusted for the length of the remaining term and the basis differential.

All terminated Transactions under any provision herein shall be netted against each other and upon the netting of all terminated Transactions, if the calculation of the Termination Payment does not result in damages to the Notifying Party, the Termination Payment shall be zero. The Notifying Party shall give the Affected Party written notice of the amount of the Termination Payment, inclusive of a statement showing its determination. The Affected Party shall pay the Termination Payment within ten (10) days of receipt of such notice. At the time for payment of any amount due under this provision, each party shall pay to the other party all additional amounts payable by it pursuant to this Agreement, but all such amounts shall be netted and aggregated with any Termination Payment payable hereunder. If the Affected Party disagrees with the calculation of the Termination Payment, the issue shall be submitted to arbitration pursuant to this Agreement and the resulting Termination Payment shall be due and payable within three (3) Business Days after the award.

8.2 "Triggering Event" shall mean, with respect to a party (the "Affected Party"): (i) the failure by the Affected Party to make, when due, any payment required under the Agreement if such failure is not remedied within five (5) Business Days after written notice of such failure is given to the Affected Party; or (ii) any representation or warranty made by the Affected Party in this Agreement shall prove to have been false or misleading in any material respect when made or deemed effective; or (iii) the failure by the Affected Party to perform any covenant set forth in the Agreement and such failure is not excused by Force Majeure or cured within five (5) Business Days after written notice thereof to the Affected Party; or (iv) the Affected Party shall (a) make an assignment or any general arrangement for the benefit of creditors, (b) file a petition or otherwise commence, authorize or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors, or have such petition filed against it, (c) otherwise become bankrupt or insolvent (however evidenced) or (d) be unable to pay its debts as they fall due; or (v) the occurrence of a Material Adverse Change of the Affected Party; provided, such Material Adverse Change shall not be considered if the Affected Party establishes, and maintains throughout the term hereof, Eligible Collateral in amount equal to the sum of (a) the Notifying Party's Termination Payment plus
(b) if the Notifying Party is Company, the aggregate of the amounts Company is entitled to receive under each Transaction; (vi) the Affected Party fails to establish, maintain, extend or increase Eligible Collateral when required pursuant to the Agreement, or (vii) the Affected Party shall have defaulted on any indebtedness to a third party resulting in an acceleration of obligations in excess of the greater of $250,000.00 or three percent (3%) of the Affected Party's Net Worth.

8.3 If at any time and from time to time during the term of this Agreement (and notwithstanding whether a Triggering Event has occurred) the Termination Payment that would be owed to a party in respect of all Transactions then outstanding should exceed the Pledgor's Termination Payment Threshold, such party as the "Beneficiary Party" may request the Pledgor to deliver Eligible Collateral in an amount at least equal to the Termination Payment minus the Pledgor's Termination Payment Threshold in increments equal to the Minimum Delivery Amount. Eligible Collateral must be delivered within two (2) Business Days of the date of such notice provided that notice be given before 9:00 a.m. Central Time. On any subsequent Business Day, the Pledgor may be requested to deliver additional Eligible Collateral

                                  Appendix B
                                   Page B-5
to the Beneficiary Party in excess of any additional uncollateralized Termination Payment in increments equal to the Minimum Delivery Amount.

8.4 Notwithstanding any provision in the Agreement to the contrary, each party reserves to itself all rights, setoffs, counterclaims and other remedies and defenses consistent with Article 16 which such party has or may be entitled to arising from or out of this Agreement. All outstanding Transactions and the obligations to make payment in connection therewith or under this Agreement may be offset against each other, setoff, or recouped therefrom.

                            9. QUALITY AND PRESSURE

9.1 Gas tendered for sale hereunder shall meet the quality and pressures specifications of the pipeline system and/or facilities which shall receive the Gas at the Delivery Point(s) set forth in the Agreement.

                            10. BILLING AND PAYMENT

10.1 Company shall invoice Customer by the tenth (10th) day of the calendar month for Gas delivered to Customer during the preceding Month. Company shall render to Customer a statement showing the quantity of Gas delivered at the Delivery Point(s) and the amount due therefor. Customer shall make payment to Company, by wire transfer, as provided for in Company's invoice, on or before the twenty-fifth (25th) day of the Month following the delivery Month. In the event Customer has obtained a statement of actual volumes received for Customer's account from the party responsible for measurement at the Delivery Point(s), then Customer shall adjust the amounts due on Company's next invoice and shall make payment to Company of the adjusted amount. In such event, Customer shall promptly provide Company with a third party measurement statement sufficiently supporting Customer's adjustment.

10.2 If there is a bona fide dispute with regard to any amount billed, Customer shall nevertheless pay the total amount when due and if such dispute is settled in Customer's favor, the refund to Customer from Company shall include interest as hereinafter defined. If any amount billed hereunder is not paid by Customer when due, interest shall accrue on the unpaid amount from the due date until paid at the prime commercial rate charged by CitiBank N.A. New York, New York, plus two (2) percent or the maximum legal rate, whichever is less.

10.3 Either party may withhold payment of amounts due hereunder to offset an equivalent amount due such party under this or any other agreement between the parties so long as the payment withheld is due to a netting of payments which are due on the same calendar day, in which case the party owing the greater aggregate amount shall pay to the other party the difference in the amounts owed.

10.4 If any overcharges or undercharges in any form whatsoever shall be found within one (1) year of occurrence and the bill therefore has been paid, Company shall refund the amount of overcharges received by Company and Customer shall pay the amount of undercharges within thirty (30) days after final determination thereof.

                                  Appendix B
                                   Page B-6

                                   11. TAXES

11.1 As between the parties, Company will pay, or cause to be paid, all Taxes or other sums due on production, gathering, processing or severance of the Gas prior to delivery to Customer at the Delivery Point(s). All such Taxes shall be paid by Company directly to the taxing authority unless Customer is required by law to collect and remit such Taxes, in which event Customer shall withhold from payments to Company an amount required to be collected and remitted by Customer. If any such Tax is claimed, assessed or levied on Customer, then Company shall reimburse Customer for the amount of such Tax. Customer will pay or cause to be paid, all Taxes upon and after delivery to Customer (including, without limitation, sales, use or gross receipts Taxes) unless Customer furnishes Company with applicable exemption certificates. In the event a national energy, BTU, consumption, or use tax shall be imposed, both Customer and Company shall work to reasonably apportion said Tax, taking into account the ability of either party to pass through all or a part of such tax; provided, however, that not Tax, whether existing or future, shall render either party economically incapable of continuing its performance hereunder.

                       12. TITLE, WARRANTY AND INDEMNITY

12.1 Unless otherwise specifically agreed, title to the Gas shall pass from Company to Customer at the Delivery Point(s). Company shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Customer at the specified Delivery Point(s). Customer shall have responsibility for and assume any liability with respect to said Gas after its delivery to Customer at the Delivery Point(s).

12.2 Company warrants that it will have good and merchantable title to or will have the right to deliver all Gas sold hereunder and delivered by it to Customer, free and clear of all liens, encumbrances, and claims.

12.3 Company agrees to indemnify Customer and save it harmless from all losses, liabilities or claims, including attorneys' fees and costs of court ("Claims"), arising from or out of claims of title, personal injury or property damage from any or all persons to said Gas or other charges thereon which attach before title passes to Customer. Customer agrees to indemnify Company and save it harmless from all Claims arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Customer.

12.4 Notwithstanding the other provisions of this Section 12 as between Company and Customer, Company will be liable for all Claims to the extent that such Claims arise from the failure of Gas delivered by Company to meet the quality requirements of Section 9.1.

12.5 In the event of any claim or litigation, at any time, concerning Company's title to the Gas sold hereunder or the proceeds from the sale thereof, Customer shall be entitled to suspend payments to Company until such claims or litigation of title is resolved to Customer's reasonable satisfaction.

                               13. FORCE MAJEURE

13.1 Nonperformance of any obligation hereunder, other than the obligation to make payment for Gas previously delivered under this Agreement, or Imbalance Charges under Section 4.1, shall be excused

                                  Appendix B
                                   Page B-7
if rendered commercially impractical by an occurrence of Force Majeure, but only for so long as performance is prevented by such Force Majeure. The party claiming excuse shall promptly advise the other party of such Force Majeure event and shall, as soon as commercially reasonable, seek to remedy the occurrence. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges. Additionally, in the event Customer is the party claiming Force Majeure, Customer shall remain obligated, notwithstanding anything contained in the Agreement to the contrary, to pay an amount equal to the difference between the Adjusted Base Charge and the Fair Market Price for the amount of gas not accepted during the duration of Force Majeure.

13.2 The party whose performance is rendered commercially impracticable by Force Majeure must provide notice as soon as reasonably practical to the other party. Initial notice may be given orally; however, written notification with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written notification of Force Majeure to the other party, the Affected Party will be relieved of its obligation to make or accept delivery of Gas as applicable to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event. In the event of a Force Majeure, the non-claiming party may declare an extension to each contract year of the Agreement to the extent that the Force Majeure condition exists.

13.3 Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires hurricanes, tornadoes, storms or storm warnings which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as hurricanes, or freezing or failure of wells or lines of pipe; (iii) acts of others such as strikes, riots, sabotage, insurrections or wars; (iv) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction; and (v) any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the affected party. Company and Customer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance. Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be entirely within the sole discretion of the party experiencing such disturbance.

13.4 Force Majeure shall also include the inability to transact futures trading for any reason beyond the reasonable control of Customer, including, without limitation, closing of the NYMEX or applicable futures trading board, any refusal by the NYMEX or applicable futures trading board to allow trading during normal trading hours; failure of telecommunications lines or of computer or other equipment utilized in trading; and other such causes.

13.5 The term Force Majeure as used herein specifically EXCLUDES the following occurrences or events: (i) the loss, interruption, or curtailment of interruptible transportation on any Transporter necessary to make or accept delivery of Gas hereunder, unless and to the extent the same event also curtails Primary in-path, firm transportation at the same point; and (ii) loss of markets or either party's inability to economically use or resell Gas purchased under this Agreement.

                                  Appendix B
                                   Page B-8

                                  14. NOTICE

14.1 Any notice, demand, or statement or payment, other than nominations provided for herein, shall be in writing and shall be deemed delivered three (3) Business Days after posting when mailed, postage prepaid, return receipt requested, by United States mail to the address of the party to receive same as set forth below; but actual notice or demand, however given or received, shall always be effective.

ATP ENERGY, INC.                               AMERICAN CITIGAS COMPANY
NOTICE/BILLING                                 NOTICE/BILLING
ADDRESS    4600 Post Oak Place, Suite 230      ADDRESS  4055 South Spencer St.
           Houston, Texas 77056                         Suite 204 P.O. Box 70540
ATTN       President                                    Las Vegas, NV 89170-0540
                                               ATTN     Gas Administration
TELEPHONE  (713)622-3311
FACSIMILE  (713)622-5101                       PAYMENT ADDRESS:
                                               For Wire Transfer: US Bank

                                                        For the account of
                                                        AMERICAN CITIGAS COMPANY
                                                        ABA# 1212-01694
                                                        ACCT# 15370034 6213

                                               TELEPHONE: (702)737-7319
                                               FACSIMILE: (702)737-7539

or to such other address as either party may from time to time designate by certified or registered mail addressed to the other party at the then effective address of that party.

                            15. ARBITRATION CLAUSE

15.1 Any controversy or claim arising out of or relating to the Agreement or the breach thereof shall be settled by binding arbitration by one (1) arbitrator in Houston, Texas, in accordance with the American Arbitration Association Commercial Arbitration rules. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to its reasonable attorneys' fees. Any monetary award shall accrue interest from the date of the breach to the date of any judgment entered on the award at the prime commercial rate charged on the date of the breach by CitiBank, N.A. New York, New York plus two (2) percent or at the maximum legal rate, whichever is less. If a party files a complaint in any court with respect to any matter subject to arbitration hereunder, the defendant in such court action shall be entitled to recover its reasonable attorneys' fees in connection with the court action. This arbitration provision shall survive termination of the Agreement.

                          16. LIMITATION ON LIABILITY

16.1 NOTWITHSTANDING ANY OTHER PROVISIONS HEREIN, THE PARTIES HERETO WAIVE ANY AND ALL RIGHTS, CLAIMS OR CAUSES OR ACTION ARISING UNDER THIS

                                  Appendix B
                                   Page B-9

AGREEMENT FOR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THE AGREEMENT.

                         17. DECEPTIVE TRADE PRACTICES

17.1 COMPANY AND CUSTOMER CERTIFY THAT THEY ARE NOT "CONSUMERS" WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.41 ET SEQ., AMENDED (THE "DTPA"). THE PARTIES COVENANT, FOR THEMSELVES THAT IF DTPA IS APPLICABLE, (A) THE PARTIES ARE "BUSINESS CONSUMERS" THEREUNDER, (B) EACH PARTY HEREBY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES THEREUNDER (OTHER THAN SECTION 17.5555, TEXAS BUSINESS AND COMMERCE CODE) AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCESSORS AND ASSIGNS, AND (C) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER FROM AND AGAINST ANY AND ALL OF THEIR AFFILIATES BASED IN WHOLE OR IN PART ON THE DTPA, ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTIONS FORTH IN THIS AGREEMENT.

                         18. FINANCIAL RESPONSIBILITY

18.1 When reasonable grounds for insecurity of payment or title to the Gas arise, either party may demand adequate assurance of performance. Adequate assurance shall mean sufficient security in the form and for the term reasonably specified by the party demanding assurance, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset acceptable to the demanding party or a performance bond or guarantee by a creditworthy entity. In the event either party shall: (i) make an assignment or any general arrangement for the benefit or creditors; or (ii) default in the payment obligation to the other party; or (iii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; or (iv) otherwise become bankrupt or insolvent (however evidenced); or (v) be unable to pay its debts as they fall due; or (vi) fail to give adequate assurance of its ability to perform its obligations under the Agreement within two (2) Business Days of a reasonable request by the other party, then the other party shall have the right to either withhold and/or suspend deliveries or payment, or terminate the Agreement without prior notice, in addition to any and all other remedies available hereunder. Company may immediately suspend deliveries to Customer hereunder in the event Customer has not paid any amount due Company hereunder on or before the fifth (5th) Business Day following the date such payment is due.

                               19. MISCELLANEOUS

19.1 Audit. Each party shall have the right, at its own expense, at reasonable hours and reasonable notice to examine the records of the other party to the extent necessary to verify the accuracy of any statement or other data that may reasonably have a bearing on or pertain to any business conducted hereunder between the parties; provided, however, that the auditing party does not have the right to examine any record relating to Transactions that occurred more than two (2) years before the date of the

                                  Appendix B
                                   Page B-10
audit. In the event of any inaccuracy, any necessary adjustments in the billing shall be made within thirty (30) days after the determination thereof. This provision shall survive any termination of this Agreement.

19.2 DISCLAIMER OF WARRANTIES. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND EXPRESS WARRANTY OF TITLE SET FORTH HEREIN. IN PARTICULAR, THERE ARE NO OTHER EXPRESS WARRANTIES AND NO IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

19.3 Assignments. The Agreement may not be assigned by either party without the prior written consent of the other party. Additionally, neither party may pledge, mortgage or assign its rights hereunder as security for any indebtedness. The Agreement extends to and will be binding upon the respective successors and permitted assigns of Customer and Company.

19.4 APPLICABLE LAW. THE AGREEMENT AND ALL DOCUMENTS EXECUTED SIMULTANEOUSLY HEREWITH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT RECOURSE TO THE RULES OF CONFLICT OF LAWS. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THE AGREEMENT.

19.5 Entire Agreement. This document, including the Agreement and Appendix A thereof, and all documents executed simultaneously herewith including, without limitation, the Promissory Note, constitute the entire agreement between the parties with respect to the subject matter hereof. No promises, agreements or warranties additional to this Agreement will be deemed to be a part hereof, nor will any alteration, amendment or modification hereof, be effective unless mutually agreed in writing by the parties hereto.

19.6 Confidentiality. The terms of the Agreement and any transaction thereof shall not be disclosed to any person or party except when the disclosure is (i) required by law; (ii) requested by Customer's or Company's independent public accountants; (iii) required pursuant to a loan agreement; (iv) required to be disclosed in connection with the prosecution or defense of any litigation; or
(v) is otherwise agreed in writing to be disclosed.

19.7 Severability. If any provision in this Agreement is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Agreement.

19.8 Waiver. A waiver by either party of any provision hereof shall not be construed to constitute a continuing waiver hereunder by such party, and furthermore, a waiver by either party of any one or more defaults by the other party in performance of any provisions of this Agreement shall not operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

19.9 Captions. Captions used herein are for convenience only and shall not be used to construe this Agreement.

                               End of Appendix B

                                  Appendix B
                                   Page B-11